POWER OF ATTORNEY

Know all these presents, that the undersigned, Jay M.Gratz, hereby constitutes and appoints each of Evan R. Farber, Lynn E. MacDonald and William R. Gupp, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undesigned, in the undersigned's capacity as an officer, director or stockholder of Trex Company, Inc. (the "Company"), a
Schedule 13D and any amendments thereto, Forms 3, 4 and 5 and any other documents to be filed with the Securities and Exchange Commission, in accordance with Sections 13(d) and 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D and any amendments thereto, any such Forms 3, 4 or 5 or such other documents and file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the undersigned.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 13 and 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the under-signed is no longer required to file a Schedule 13D and any amendments thereto, Forms 3, 4, and 5 or such other documents with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the fore-going attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22nd day of January 2007.

Jay M Gratz